Exhibit 10.1

                              Casey Container Corp.
                              A Nevada Corporation
                            7255 E. San Alfredo Drive
                              Scottsdale, AZ 85258
                                Tel. 602-819-4181

July 31, 2011

Denis M. Leonard
Crown Hospitality Group, LLC
812 E. Woodland Road
Schaumberg, Illinois 60173

Re: July 1, 2011 Funding Agreement between Casey Container Corp. ("Casey") and Crown Hospitality Group, LLC ("Crown")

Dear Mr. Leonard:

Based on several conversations yesterday and in accordance with Section 4.8, Notices, of the Funding Agreement dated July 1, 2011, the parties hereby agree to modify the due dates of the tranches as per Exhibit A of the Funding Agreement. The first (July 31, 2011 for $400,000) and second (September 30, 2011 for $1,000,000) tranches are hereby modified and combined into one tranche for $1,400,000 to be funded no later than September 1, 2011. Upon receipt of the $1,400,000, Casey will issue 21,276,500 shares of restricted Common shares. The December 2011 and March thru June 2012 tranches remain as per Exhibit A in both amounts and shares.

The parties agree to the above modification to Exhibit A of the Funding Agreement dated July 31, 2011 as per above.

CROWN HOSPITALITY GROUP, LLC


By /s/ Denis M. Leonard                                      Dated July 31, 2011
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   Denis M. Leonard, Managing Member

CASEY CONTAINER CORP.


By /s/ Martin R. Nason                                       Dated July 31, 2011
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   Martin R. Nason, President & CEO